SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2006

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Titan Global Holdings, Inc., its wholly owned subsidiary, Oblio Telecom, Inc., (“Oblio”), and Oblio’s subsidiary, Pinless, Inc., Farwell Equity Partners, LLC and CapitalSource Finance LLC (“Capital Source”) have entered into Amendment No. 4 (the “Amendment”) to the Credit and Security Agreement (the “Loan Agreement”) dated as of August 12, 2005 among Oblio, Pinless, Inc., Oblio’s wholly owned subsidiary, and CapitalSource.

The Amendment provides for a reduction in the minimum EBITDA required to be maintained by Oblio under the Loan Agreement for the periods indicated therein. The Amendment is subject to rescission if the closing conditions for a proposed refinancing of the obligations under the Loan Agreement are not satisfied. Copies of the Amendment and the letter setting forth the refinancing proposal are attached hereto as exhibit 10.1 and 10.2, respectively.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amendment No. 4 to Credit and Security Agreement
10.2	Letter setting forth the Refinancing Proposal

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC. By: /s/ Bryan Chance Bryan Chance Chief Financial Officer

Date: August 11, 2006